Exhibit 99.1

DIRECTV Announces Third Quarter 2011 Results

DIRECTV Adds All-Time Record 1.14 Million Net New Subscribers in Latin America and the U.S. in the Quarter.

  DIRECTV Latin America sets records with 957,000 gross and 574,000 net additions in the quarter while Sky Mexico adds 238,000 net new subscribers.
  DIRECTV U.S. gross additions of 1.28 million and lower churn of 1.62% fuel the highest third quarter net additions in 7 years to 327,000

Revenue Growth of 14% Accelerates to $6.84 Billion

  Increase driven by DIRECTV Latin America’s record subscriber growth and 11% higher Average Revenue per Subscriber, as well as 8% revenue growth at DIRECTV U.S.

DIRECTV Diluted Earnings per Share Increases 27% to $0.70

  EPS growth driven by 37% increase in operating profit at DIRECTV Latin America as well as share repurchases of $5.9 billion over the last twelve months, including nearly $1.5 billion in the third quarter

EL SEGUNDO, Calif.--(BUSINESS WIRE)--November 3, 2011--DIRECTV (NASDAQ:DTV) today reported increases in third quarter 2011 revenues of nearly 14% to $6.84 billion, operating profit before depreciation and amortization1 (OPBDA) of 7% to $1.58 billion and operating profit of 19% to $1.03 billion compared to last year’s third quarter. DIRECTV also reported that third quarter net income increased 8% to $516 million while diluted earnings per share grew 27% to $0.70 compared with the same period last year.

“Third quarter net additions soared to an all-time record high of 1.14 million—or 901 thousand excluding Sky Mexico—as the strength of DIRECTV’s brands and unparalleled video experience fueled the largest net subscriber gain in DIRECTV’s history,” said Mike White, president and CEO of DIRECTV. “This tremendous growth came throughout the Americas, as DIRECTV Latin America generated its best quarter ever with 574 thousand net additions while DIRECTV U.S. had its biggest third quarter in seven years with 327 thousand new subscribers. Combining this record performance with solid ARPU growth drove an acceleration of consolidated revenue growth to nearly 14% exceeding both last year and first half growth rates. Earnings per share in the quarter grew even faster to 27% fueled mostly by higher operating profit at DIRECTV Latin America and our share repurchase program, partially offset by higher programming costs and the short term impact from the additional acquisition costs related to the significant increase in gross additions at DIRECTV U.S.”

White finished, “Looking forward, we plan to build on this momentum by debuting several compelling new products and services including a greatly enhanced DIRECTV Anywhere offering that will enable consumers to stream live-TV programming and on-demand movies to their mobile devices, as well as a brand new HD user interface and the much anticipated launch of our home media center. We also have exciting growth plans in Latin America as we expect to continue to greatly expand our subscriber base by offering the best video experience to a rapidly growing pay-TV market throughout the region.”

DIRECTV’S OPERATIONAL REVIEW

Third Quarter Review

DIRECTV Consolidated	Three Months		Nine Months
Dollars in Millions except Earnings	Ended September 30,		Ended September 30,
per Class A Common Share	2011	2010	2011	2010
Revenues	$6,844	$6,025	$19,763	$17,481
Operating Profit Before Depreciation and Amortization(1)	1,584	1,484	5,196	4,694
OPBDA Margin(1)	23.1%	24.6%	26.3%	26.9%
Operating Profit	1,030	868	3,415	2,834
Operating Profit Margin	15.0%	14.4%	17.3%	16.2%
Net Income Attributable to DIRECTV	516	479	1,891	1,580
Diluted Earnings Per Class A Common Share	0.70	0.55	2.47	1.57
Adjusted Diluted Earnings Per Share(2)	0.70	0.55	2.47	1.75
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	313	271	782	669
Cash Paid for Property, Equipment and Satellites	659	395	1,534	1,077
Cash Flow Before Interest and Taxes(3)	788	968	2,685	2,952
Free Cash Flow(4)	235	665	1,295	2,079

DIRECTV’s third quarter revenues of $6.84 billion increased nearly 14% over the same period last year principally due to strong subscriber and average revenue per subscriber (ARPU) growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S. Operating profit before depreciation and amortization increased 7% to $1.58 billion while OPBDA margin declined to 23.1%. The margin decline was primarily due to higher programming costs at DIRECTV U.S. mostly related to annual program supplier rate increases and the new NFL contract, as well as higher subscriber acquisition costs driven by the record gross additions at both DIRECTV U.S. and DTVLA. Operating profit grew 19% to $1.03 billion and operating profit margin increased to 15.0% as the decline in OPBDA margin was more than offset by lower depreciation expense at DIRECTV U.S. principally driven by an increase in the estimated depreciable life of High-Definition set-top boxes from three years to four years resulting in a decline in depreciation expense of approximately $76 million in the quarter.

Net income attributable to DIRECTV increased 8% to $516 million compared with the third quarter of last year primarily due to the higher operating profit. This improvement was partially offset by higher interest expense principally resulting from an increase in long-term debt as well as $72 million in pre-tax non-cash losses associated with the revaluation of U.S. dollar denominated net-liabilities in Brazil compared with an $18 million gain for the same period in 2010. Diluted earnings per share increased 27% to $0.70 in the quarter due to the higher net income and a lower average share count resulting from stock repurchases made over the last twelve months.

Cash flow before interest and taxes3 declined 19% to $788 million compared to the third quarter of 2010 as the higher OPBDA was more than offset by increased capital expenditures mostly driven by the record gross additions and greater demand for advanced equipment at both DIRECTV U.S. and DTVLA, as well as higher payments for satellites at DTVLA. Free cash flow declined 65% to $235 million due to the lower cash flow before interest and taxes along with greater cash interest payments associated with higher average debt levels and increased cash tax payments primarily due to higher pre-tax income. Also during the quarter but not included in free cash flow, was cash paid for share repurchases of $1.45 billion.

Year-to-Date Review

DIRECTV’s revenues for the first nine months of 2011 increased 13% to $19.76 billion over the same period last year principally due to strong subscriber and ARPU growth at both DIRECTV Latin America and DIRECTV U.S. Operating profit before depreciation and amortization increased 11% to $5.20 billion while OPBDA margin declined to 26.3% during the period. The margin decline was primarily due to higher programming cost at DIRECTV U.S. mostly associated with annual program supplier rate increases and the new NFL contract, as well as higher subscriber acquisition costs driven by the record gross additions at both DIRECTV U.S. and DTVLA. Year to date operating profit increased 21% to $3.42 billion and operating profit margin increased to 17.3% as the lower OPBDA margin was more than offset by the decline in depreciation and amortization expenses at DIRECTV U.S.

In the first nine months of 2011, net income attributable to DIRECTV increased 20% to $1.89 billion driven by the higher operating profit as well as a $29 million increase in other income, including a $60 million increase in pre-tax gains resulting from the sale of investments recorded in “Other, net” on the Consolidated Statements of Operations. These increases were partially offset by higher interest expense principally resulting from an increase in long-term debt as well as greater income tax expense resulting from the higher pre-tax income. Also impacting the comparison was a $67 million gain from the final settlement of the equity collars assumed in the Liberty transaction in the first quarter of 2010 as well as $45 million in pre-tax non-cash losses also recorded in “Other, net” associated with the revaluation of U.S. dollar denominated net-liabilities in Brazil during the first nine months of 2011 compared with a $7 million gain for the same period in 2010. Diluted earnings per share improved to $2.47, a 57% increase excluding the impact of the Malone transaction2 from the results during the first nine months of 2010, primarily due to higher net income as well as a lower average share count resulting from stock repurchases made over the last twelve months.

Cash flow before interest and taxes declined 9% to $2.69 billion compared with the first nine months of 2010 mainly due to higher capital expenditures primarily associated with increased gross additions and demand for advanced set-top boxes at both DIRECTV U.S. and DTVLA, as well as higher expenditures on satellites at DTVLA. These increased expenditures were partially offset by the higher OPBDA and a $39 million increase in dividends received, primarily from Sky Mexico and Game Show Network. Year to date free cash flow declined 38% to $1.30 billion due to the lower cash flow before interest and taxes, higher cash interest payments related to an increase in long-term debt and greater cash tax payments primarily associated with higher pre-tax income. During the first nine months of 2011 but not included in free cash flow, were cash paid for share repurchases of $4.37 billion and proceeds from the sale of investments of $116 million. In addition, DIRECTV U.S. completed a $4.0 billion debt financing in March 2011 and DIRECTV redeemed $1.0 billion of 6.375% Senior Notes due 2015 during the first nine months of 2011.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Third Quarter Review

In the quarter, DIRECTV U.S. revenues increased nearly 8% to $5.42 billion due to the larger subscriber base and ARPU growth of 3.6%. Net additions nearly doubled to 327,000 in the third quarter due to record gross additions driven in part by the NFL SUNDAY TICKETTM promotion, as well as a lower average monthly churn rate of 1.62%. The ARPU increase to $92.21 was mostly due to price increases on programming packages and leased set-top boxes, as well as higher advanced service fees partially offset by more promotional offers to new and existing customers. DIRECTV U.S. ended the quarter with 19.76 million subscribers, an increase of 4% over the 18.93 million subscribers reported for the quarter ended September 30, 2010.

	Three Months		Nine Months
DIRECTV U.S.	Ended September 30,		Ended September 30,
Dollars in Millions except ARPU	2011	2010	2011	2010
Revenue	$5,421	$5,031	$15,843	$14,737
Average Monthly Revenue per Subscriber (ARPU) ($)	92.21	88.98	90.48	87.43
Operating Profit Before Depreciation and Amortization(1)	1,153	1,192	3,962	3,892
OPBDA Margin(1)	21.3%	23.7%	25.0%	26.4%
Operating Profit	800	720	2,737	2,427
Operating Profit Margin	14.8%	14.3%	17.3%	16.5%
Cash Flow Before Interest and Taxes(3)	744	806	2,357	2,663
Free Cash Flow(4)	267	450	1,155	1,702
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	1,280	1,137	3,286	3,008
Average Monthly Subscriber Churn	1.62%	1.70%	1.57%	1.56%
Net Subscriber Additions	327	174	537	374
Cumulative Subscribers	19,760	18,934	19,760	18,934

Third quarter OPBDA declined 3% to $1.15 billion and OPBDA margin fell to 21.3% primarily due to higher programming costs mostly related to annual program supplier rate increases and the new NFL contract, as well as higher subscriber acquisition costs due to the significant increase in gross additions. Also in the quarter, operating profit grew 11% to $800 million and operating profit margin increased to 14.8% as the decline in OPBDA was more than offset by lower depreciation and amortization expense related to an increase in the estimated depreciable life of High-Definition set-top boxes from three years to four years, the completion of amortization for a subscriber-related intangible asset and lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years.

DIRECTV Latin America Segment

DIRECTV Latin America owns approximately 93% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore is not consolidated by DTVLA, had approximately 3.82 million subscribers as of September 30, 2011 bringing the total subscribers in the region to 11.10 million at the end of the third quarter of 2011.

Third Quarter Review

In the third quarter, DTVLA revenues increased 46% to $1.36 billion principally due to strong subscriber growth and an 11.0% increase in ARPU. Net additions more than doubled to 574,000 driven by an 82% increase in gross additions to an all-time record of 957,000 and a decline in monthly post paid churn in the quarter to 1.39%. Gross additions were higher principally due to greater demand in Brazil particularly from the middle market segment, as well as from increased new activations in Argentina, while the reduction in post-paid churn was mainly driven by lower churn in Venezuela and Brazil. The increase in ARPU to $64.63 was mostly due to price increases and greater penetration of advanced services, as well as favorable exchange rates in Brazil. Excluding the impact of exchange rates, DTVLA ARPU increased 7.7% in the third quarter.

	Three Months		Nine Months
DIRECTV Latin America	Ended September 30,		Ended September 30,
Dollars in Millions except ARPU	2011	2010	2011	2010
Revenue	$1,356	$930	$3,724	$2,566
Average Monthly Revenue per Subscriber (ARPU) ($)	64.63	58.20	63.58	56.88
Operating Profit Before Depreciation and Amortization(1)	434	313	1,241	822
OPBDA Margin(1)	32.0%	33.7%	33.3%	32.0%
Operating Profit	236	172	696	438
Operating Profit Margin	17.4%	18.5%	18.7%	17.1%
Cash Flow Before Interest and Taxes(3)	32	151	329	286
Free Cash Flow(4)	(23)	111	124	159
Subscriber Data(5) (in 000’s except Churn)
Gross Subscriber Additions	957	525	2,545	1,679
Average Monthly Total Subscriber Churn	1.83%	2.00%	1.83%	1.86%
Average Monthly Post-paid Subscriber Churn	1.39%	1.54%	1.42%	1.52%
Net Subscriber Additions	574	206	1,473	842
Cumulative Subscribers	7,281	5,430	7,281	5,430

DIRECTV Latin America’s third quarter 2011 OPBDA increased 39% to $434 million and operating profit rose 37% to $236 million. Also in the quarter, OPBDA margin declined to 32.0% and operating profit margin fell to 17.4% primarily due to higher subscriber acquisition costs associated with the record gross additions, as well as increased upgrade and retention spending mostly due to higher demand for advanced equipment.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s third quarter 2011 earnings call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 1:00 p.m. ET, today November 3, 2011. Access to the earnings call is also available in the United States by dialing (888) 778-9064 and internationally by dialing (913) 312-1517. The conference ID number is 2150014. A replay of the call can be accessed by dialing 888-203-1112 in the U.S. and 719-457-0820 internationally. The replay pass code is 2150014. The replay will be available from 5:30 p.m. ET Thursday, November 3 through 2:59 a.m. ET Friday, November 11 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see each of DIRECTV and DIRECTV Holdings LLC’s Annual Reports on Form 10-K for the year ended December 31, 2010 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) In the second quarter of 2010, DIRECTV resolved an FCC issue regarding our Puerto Rico operations by consummating a transaction with Dr. John C. Malone and members of his family. Under the terms of the agreement, the Malones exchanged 21.8 million shares of DIRECTV Class B common stock, which was all of the outstanding Class B shares, for 26.5 million shares of DIRECTV Class A common stock. The additional 4.7 million shares, valued at approximately $160 million reduced the diluted earnings per share attributable to Class A shareholders to $1.57 for the nine months ended September 2010. See reconciliation of adjusted diluted earnings per share to diluted earnings per share at the end of this release.

(3) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(5) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world’s leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 19.7 million customers in the United States and over 11 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$6,844	$6,025	$19,763	$17,481

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,926	2,499	8,212	7,179
Subscriber service expenses	500	439	1,415	1,241
Broadcast operations expenses	99	86	289	259
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	962	812	2,524	2,193
Upgrade and retention costs	365	321	973	853
General and administrative expenses	408	384	1,154	1,062
Depreciation and amortization expense	554	616	1,781	1,860
Total operating costs and expenses	5,814	5,157	16,348	14,647

Operating profit	1,030	868	3,415	2,834

Interest income	9	9	25	28
Interest expense	(194)	(147)	(569)	(396)
Liberty transaction and related gains	-	-	-	67
Other, net	(38)	26	74	45

Income before income taxes	807	756	2,945	2,578

Income tax expense	(286)	(256)	(1,032)	(949)

Net income	521	500	1,913	1,629

Less: Net income attributable to noncontrolling interest	(5)	(21)	(22)	(49)

Net income attributable to DIRECTV	$516	$479	$1,891	$1,580

Net income attributable to DIRECTV Class A common stockholders	$516	$479	$1,891	$1,396

Net income attributable to DIRECTV Class B common stockholders, including $160 million exchange inducement value for the Malone Transaction	-	-	-	184
Net income attributable to DIRECTV	$516	$479	$1,891	$1,580

Basic earnings attributable to DIRECTV Class A stockholders per common share	$0.70	$0.56	$2.48	$1.58

Diluted earnings attributable to DIRECTV Class A stockholders per common share	0.70	0.55	2.47	1.57

Basic and diluted earnings attributable to DIRECTV Class B stockholders per common share, including $160 million exchange inducement value for the Malone Transaction	-	-	-	8.44

Weighted average number of Class A common shares outstanding (in millions)
Basic	732	861	762	885
Diluted	737	868	767	891

Weighted average number of Class B common shares outstanding, through June 16, 2010 (in millions)
Basic	-	-	-	22
Diluted	-	-	-	22

Weighted average number of total common shares outstanding (in millions)
Basic	732	861	762	898
Diluted	737	868	767	904

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	September 30,	December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$1,297	$1,502
Accounts receivable, net of allowances of $100 and $76	2,120	2,001
Inventories	313	247
Deferred income taxes	63	53
Prepaid expenses and other	553	450

Total current assets	4,346	4,253
Satellites, net	2,212	2,235
Property and equipment, net	4,980	4,444
Goodwill	4,102	4,148
Intangible assets, net	940	1,074
Investments and other assets	1,652	1,755

Total assets	$18,232	$17,909

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,683	$3,926
Unearned subscriber revenues and deferred credits	560	486
Short-term borrowings	-	38

Total current liabilities	4,243	4,450
Long-term debt	13,463	10,472
Deferred income taxes	1,738	1,670
Other liabilities and deferred credits	1,259	1,287
Commitments and contingencies
Redeemable noncontrolling interest	224	224
Stockholders' deficit	(2,695)	(194)

Total liabilities and stockholders' deficit	$18,232	$17,909

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$1,913	$1,629
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,781	1,860
Amortization of deferred revenues and deferred credits	(27)	(27)
Share-based compensation expense	76	60
Equity in earnings from unconsolidated affiliates	(83)	(70)
Net foreign currency transaction (gain) loss	46	(7)
Dividends received	97	58
Gain from sale of investments	(63)	(3)
Liberty transaction and related gains	-	(67)
Deferred income taxes	154	286
Other	32	63
Change in other operating assets and liabilities:
Accounts receivable	(104)	(148)
Inventories	(66)	27
Prepaid expenses and other	(140)	(140)
Accounts payable and accrued liabilities	(126)	246
Unearned subscriber revenue and deferred credits	74	132
Other, net	47	(74)
Net cash provided by operating activities	3,611	3,825
Cash Flows From Investing Activities
Cash paid for property and equipment	(2,160)	(1,647)
Cash paid for satellites	(156)	(99)
Investment in companies, net of cash acquired	(11)	(1)
Proceeds from sale of investments	116	5
Other, net	41	(38)
Net cash used in investing activities	(2,170)	(1,780)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,990	5,978
Debt issuance costs	(30)	(44)
Repayment of long-term debt	(1,000)	(2,323)
Repayment of short-term borrowings	(39)	-
Repayment of collar loan and equity collars	-	(1,537)
Repayment of other long-term obligations	(171)	(94)
Common shares repurchased and retired	(4,366)	(3,561)
Stock options exercised	-	2
Taxes paid in lieu of shares issued for share-based compensation	(55)	(92)
Excess tax benefit from share-based compensation	25	9
Net cash used in financing activities	(1,646)	(1,662)
Net increase (decrease) in cash and cash equivalents	(205)	383
Cash and cash equivalents at beginning of the period	1,502	2,605
Cash and cash equivalents at the end of the period	$1,297	$2,988

Supplemental Cash Flow Information
Cash paid for interest	$562	$300
Cash paid for income taxes	853	601

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
DIRECTV U.S.
Revenues	$5,421	$5,031	$15,843	$14,737
Operating profit before depreciation and amortization (1)	1,153	1,192	3,962	3,892
Operating profit before depreciation and amortization margin (1)	21.3%	23.7%	25.0%	26.4%
Operating profit	$800	$720	$2,737	$2,427
Operating profit margin	14.8%	14.3%	17.3%	16.5%
Depreciation and amortization	$353	$472	$1,225	$1,465
Capital expenditures	507	428	1,269	1,117

DIRECTV LATIN AMERICA
Revenues	$1,356	$930	$3,724	$2,566
Operating profit before depreciation and amortization (1)	434	313	1,241	822
Operating profit before depreciation and amortization margin (1)	32.0%	33.7%	33.3%	32.0%
Operating profit	$236	$172	$696	$438
Operating profit margin	17.4%	18.5%	18.7%	17.1%
Depreciation and amortization	$198	$141	$545	$384
Capital expenditures	465	237	1,042	627

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$67	$64	$196	$178
Operating profit (loss) before depreciation and amortization (1)	(3)	(21)	(7)	(20)
Operating loss	(6)	(24)	(18)	(31)
Depreciation and amortization	3	3	11	11
Capital expenditures	-	1	5	2

TOTAL
Revenues	$6,844	$6,025	$19,763	$17,481
Operating profit before depreciation and amortization (1)	1,584	1,484	5,196	4,694
Operating profit before depreciation and amortization margin (1)	23.1%	24.6%	26.3%	26.9%
Operating profit	$1,030	$868	$3,415	$2,834
Operating profit margin	15.0%	14.4%	17.3%	16.2%
Depreciation and amortization	$554	$616	$1,781	$1,860
Capital expenditures	972	666	2,316	1,746

(1) See footnote 1

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenues	$5,421	$5,031	$15,843	$14,737

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,411	2,125	6,818	6,158
Subscriber service expenses	375	351	1,081	999
Broadcast operations expenses	75	68	224	203
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	793	724	2,101	1,929
Upgrade and retention costs	332	306	889	815
General and administrative expenses	282	265	768	741
Depreciation and amortization expense	353	472	1,225	1,465
Total operating costs and expenses	4,621	4,311	13,106	12,310

Operating profit	800	720	2,737	2,427

Interest income	-	-	1	4
Interest expense	(177)	(131)	(519)	(344)
Other, net	6	(9)	29	(9)

Income before income taxes	629	580	2,248	2,078

Income tax expense	(237)	(228)	(848)	(811)

Net income	$392	$352	$1,400	$1,267

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	September 30,	December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$807	$687
Accounts receivable, net of allowances of $67 and $46	1,792	1,735
Inventories	286	227
Prepaid expenses and other	366	187

Total current assets	3,251	2,836
Satellites, net	1,742	1,794
Property and equipment, net	2,984	2,832
Goodwill	3,177	3,176
Intangible assets, net	463	495
Other assets	258	267

Total assets	$11,875	$11,400

LIABILITIES AND OWNER’S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$2,705	$2,977
Unearned subscriber revenues and deferred credits	424	378

Total current liabilities	3,129	3,355
Long-term debt	13,463	10,472
Deferred income taxes	1,180	906
Other liabilities and deferred credits	242	288
Commitments and contingencies
Owner’s deficit	(6,139)	(3,621)

Total liabilities and owner’s deficit	$11,875	$11,400

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$1,400	$1,267
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,225	1,465
Amortization of deferred revenues and deferred credits	(27)	(27)
Share-based compensation expense	62	50
Deferred income taxes	260	193
Other	(34)	25
Change in other operating assets and liabilities:
Accounts receivable	(42)	(103)
Inventories	(59)	33
Prepaid expenses and other	(177)	(185)
Accounts payable and accrued liabilities	(220)	5
Unearned subscriber revenue and deferred credits	46	115
Other, net	(10)	(19)
Net cash provided by operating activities	2,424	2,819
Cash Flows From Investing Activities
Cash paid for property and equipment	(404)	(349)
Cash paid for subscriber leased equipment - subscriber acquisitions	(546)	(437)
Cash paid for subscriber leased equipment - upgrade and retention	(236)	(232)
Cash paid for satellites	(83)	(99)
Investment in companies, net of cash acquired	(11)	(1)
Proceeds from sale of investments	55	-
Other, net	1	3
Net cash used in investing activities	(1,224)	(1,115)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,990	5,978
Debt issuance costs	(30)	(44)
Repayment of long-term debt	(1,000)	(2,323)
Repayment of other long-term obligations	(61)	(73)
Cash dividends to Parent	(4,000)	(5,500)
Excess tax benefit from share-based compensation	21	8
Net cash used in financing activities	(1,080)	(1,954)
Net increase (decrease) in cash and cash equivalents	120	(250)
Cash and cash equivalents at beginning of the period	687	1,716
Cash and cash equivalents at end of the period	$807	$1,466

Supplemental Cash Flow Information
Cash paid for interest	$512	$248
Cash paid for income taxes	691	717

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Operating Profit Before Depreciation and Amortization	$1,584	$1,484	$5,196	$4,694
Subtract: Depreciation and amortization expense	554	616	1,781	1,860
Operating Profit	$1,030	$868	$3,415	$2,834

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which is expected to be filed with the SEC in November 2011.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$788	$968	$2,685	$2,952
Adjustments:
Cash paid for interest	(252)	(93)	(562)	(300)
Interest income	9	9	25	28
Income taxes paid	(310)	(219)	(853)	(601)
Subtotal - Free Cash Flow	235	665	1,295	2,079
Add Cash Paid For:
Property and equipment	864	636	2,160	1,647
Satellites	108	30	156	99
Net Cash Provided by Operating Activities	$1,207	$1,331	$3,611	$3,825

DIRECTV
Reconciliation of Consolidated DIRECTV Adjusted Diluted EPS to Diluted EPS
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Adjusted Diluted EPS	$0.70	$0.55	$2.47	$1.75
Impact of Malone Transaction	-	-	-	(0.18)
Diluted EPS	$0.70	$0.55	$2.47	$1.57

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$32	$151	$329	$286
Adjustments:
Cash paid for interest	(14)	(14)	(42)	(44)
Interest income	10	9	24	23
Income taxes paid	(51)	(35)	(187)	(106)
Subtotal - Free Cash Flow	(23)	111	124	159
Add Cash Paid For:
Property and equipment	465	237	1,042	627
Net Cash Provided by Operating Activities	$442	$348	$1,166	$786

(3) and (4) - See footnotes

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Operating Profit	$800	$720	$2,737	$2,427
Adjustments:
Subscriber acquisition costs (expensed)	793	724	2,101	1,929
Depreciation and amortization expense	353	472	1,225	1,465
Cash paid for subscriber leased equipment - upgrade and retention	(91)	(80)	(236)	(232)
Pre-SAC margin*	$1,855	$1,836	$5,827	$5,589
Pre-SAC margin as a percentage of revenue*	34.2%	36.5%	36.8%	37.9%

Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$744	$806	$2,357	$2,663
Adjustments:
Cash paid for interest	(235)	(77)	(512)	(248)
Interest income	0	0	1	4
Income taxes paid	(242)	(279)	(691)	(717)
Subtotal - Free Cash Flow	267	450	1,155	1,702
Add Cash Paid For:
Property and equipment	159	127	404	349
Subscriber leased equipment - subscriber acquisitions	222	191	546	437
Subscriber leased equipment - upgrade and retention	91	80	236	232
Satellites	35	30	83	99
Net Cash Provided by Operating Activities	$774	$878	$2,424	$2,819

(3) and (4) - See footnotes

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures.  To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV and DIRECTV U.S. believe this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Dollars in Millions, Except SAC Amounts)
Subscriber acquisition costs (expensed)	$793	$724	$2,101	$1,929
Cash paid for subscriber leased equipment - subscriber acquisitions	222	191	546	437
Total acquisition costs	$1,015	$915	$2,647	$2,366
Gross subscriber additions (000's)	1,280	1,137	3,286	3,008
Average subscriber acquisition costs-per subscriber (SAC)	$793	$805	$806	$787

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, (212) 205-0882
or
Investor Relations: (310) 964-0808